EXHIBIT 99.1

South Texas Oil Company Announces Year-end 2008 Financial and Operating Results

SAN ANTONIO – March  30, 2009 (PR Newswire) – South Texas Oil Company (NASDAQ: STXX) today announced year-end 2008 financial and operating results.

Highlights:

•	2008 Oil & Gas Sales: $9.3 million, an increase of 73% over 2007
•	2008 Production: 102,700 barrels of oil equivalent (Boe)

Full-Year 2008 Results
The Company reported oil and gas sales for 2008 of $9.3 million, versus $5.4 million in 2007, an increase of 73% over 2007.  Total revenues were $9.3 million, as compared to $5.7 million in the year-ago period, an increase of 63%.  The Company reported a net loss for the year ended December 31, 2008 of $19.7 million, or $1.23 per share, compared with a net loss of $6.6 million, or $0.45 per share, for the same period in 2007.  South Texas Oil attributes the larger net loss in 2008 primarily to realized derivatives losses of $4.8 million, as compared to no realized derivatives losses in 2007; to greater interest expense of $4.2 million, versus $1.0 million in 2007; and to higher general and administrative expense (G&A) of $7.9 million in 2008, as compared to $2.1 million in 2007.  Included in the G&A expense for 2008 is $3.3 million of non-cash, stock-based compensation expense related to the installation of and compensation packages for the new management team that occurred in the third quarter of 2008.  Also included in the 2008 G&A expense line item were increased payroll expense of $0.9 million and consulting fees of $1.2 million.

Included in the 2008 costs and expenses was approximately $4.4 million in depreciation, depletion and amortization (DD&A), as compared to $4.9 million in 2007.  The decrease in DD&A is attributed to lower production volumes and to acquisitions during the 2008 fiscal year.  For the full-year 2008, net cash used in operations was $1.7 million, as compared to cash flow from operations of $1.5 million in 2007.

Total assets were $67.9 million at year-end 2008, up from $63.4 million in the same period in 2007.  Stockholders' equity decreased to $13.0 million at December 31, 2008 from $31.2 million at year-end 2007.  The Company's cash position at year-end 2008 was $4.2 million.  The Company recently announced a comprehensive debt restructuring plan and non-core asset disposition subsequent to the end of the fourth quarter 2008.  Upon the effectiveness of existing stockholder consents approving the debt restructure transaction, which will occur 21 days after the Company’s mailing of a definitive Information Statement to all stockholders, its senior secured debt  is expected to be approximately $16.0 million.

Production and Operations
For the full-year 2008, South Texas Oil produced 102,700 Boe comprised of 77,100 barrels of crude oil and 153.9 million cubic feet of natural gas (MMcf).  This compares to 121,100 barrels of oil and 292 MMcf of natural gas, or 169,700 Boe in 2007.  Average oil price realizations for 2008 were $99.61 per barrel, as compared to $35.99 per barrel in 2007.  Average natural gas price realizations for 2008 were $10.32 per thousand cubic feet of natural gas (Mcf), as compared to $3.40 per Mcf in 2007.  South Texas Oil’s 2008 production base by commodity was approximately 75% crude oil.

During 2008, South Texas Oil’s total capital expenditure investment for development and exploration of its leasehold was $9.5 million.  By comparison, South Texas Oil has allocated $10.0 million for its estimated 2009 capital expenditure budget.

Fourth Quarter 2008 Results
The Company reported oil and gas sales for the fourth quarter of 2008 of $1.4 million, versus $2.9 million in the same period in 2007.  Total revenues for the fourth quarter 2008 were $1.4 million, as compared to $2.3 million in the year-ago period.  The Company reported a net loss for the fourth quarter of 2008 of $5.6 million, as compared to a net loss of $4.8 million for the same period in 2007.  South Texas Oil attributes the larger net loss in the fourth quarter 2008 primarily to realized derivatives losses of $0.5 million, as compared to no realized derivatives losses in 2007; to greater interest expense of $1.5 million, versus $0.8 million in 2007; and to higher G&A expense of $2.3 million in the fourth quarter of 2008, as compared to $1.3 million in the same period in 2007.

Included in the fourth quarter 2008 costs and expenses was approximately $1.2 million in DD&A, as compared to $4.1 million in the same period in 2007.  The decrease in DD&A is attributed to lower production volumes.  For the fourth quarter of 2008, net cash used in operations was $0.8 million, as compared to cash flow from operations of $1.7 million in the same period in 2007.

Management Comment
Commenting on the 2008 results, Mike Pawelek, Chairman and CEO said: “Our management team has worked together since June 2008 to best position the Company for growth opportunities that are not reflected in the 2008 results reported today.  The net loss includes $3.3 million in non-cash charges related to stock-based compensation which we use to attract and retain top-quality talent that has proven track record of finding oil and gas in our core operating areas and elsewhere.  Additionally, an out-of-the-money derivative position that we inherited caused us to record a realized hedging loss of in 2008 of $4.8 million, a non-recurring event.  In evaluating our assets, we were able to increase reserves, dispose of non-core assets while restructuring our debt with our lender, and identify organic opportunities for future growth.  We enter 2009 as the first full year where our team can work together to build shareholder value through organic opportunities.  We invite our shareholders to track our progress as we look to exploit and explore our quality asset base and high-potential joint venture opportunities.”

Liquidity and Outlook
The recent worldwide financial and credit crisis has reduced the availability of liquidity and credit to fund the continuation and expansion of many business operations.   The shortage of liquidity and credit combined with recent substantial losses in equity markets has led to a worldwide economic recession. The slowdown in economic activity caused by such recession has reduced worldwide demand for energy resulting in lower oil and natural gas prices.  Oil prices declined from record levels in early July 2008 of over $140 per barrel to below $40 per barrel in December 2008, while natural gas prices have declined from over $13 per Mcf to below $6 per Mcf over the same period.

Lower oil and natural gas prices not only decrease the Company’s revenues, but also reduce the amount of oil and natural gas that it can produce economically over the life of the wells, and therefore lower the Company’s oil and natural gas reserves recorded in accordance with guidelines established by the SEC.  A substantial or extended decline in oil or natural gas prices may materially and adversely affect South Texas Oil’s future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.  The Company’s current working capital and commodity prices received from production are insufficient to fund its 2009 budget, and as a result the Company may be required to reduce capital spending, issue equity or debt, sell a portion of its properties, or enter into joint ventures.

While South Texas Oil expects that its cash requirement for operations will increase significantly over the next several years, the increase will depend on and be affected by financial, business, economic, regulatory and other factors, some of which, such as economic conditions and governmental regulation, the Company will be unable to control.  The Company will be required to raise additional capital to meet anticipated needs.  Future funding requirements will depend on many factors, including, but not limited to:

•	success of ongoing operations;
•	forward commodity prices; and
•	operating costs (including human resource costs).

The growth of the Company’s business will require substantial capital on a continuing basis.  South Texas Oil uses debt to fund a portion of its acquisition activities and it will likely use debt to fund a portion of its future acquisition activities.  To date, the Company’s sources of cash for operations have also been primarily limited to the issuance of debt and the sale of equity securities.  The Company cannot be certain that additional funding will be available on acceptable terms, or at all.  To the extent that South Texas Oil raises additional funds by issuing equity securities or securities that are convertible or exchangeable for shares of its common stock, the Company’s stockholders may experience significant dilution.  Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct its business.  If South Texas Oil is unable to raise additional capital, when required, or on acceptable terms, the Company’s growth will be limited and it may have to significantly delay, scale back or discontinue its operations, or cause its business to fail in its entirety.

As of December 31, 2008, the Company’s total secured debt was approximately $41.3 million.  After the closing of the previously announced debt restructuring, the Company’s total secured debt is expected to be approximately $16.0 million

About South Texas Oil Company
San Antonio-based South Texas Oil Company (NASDAQ: STXX) is an independent energy company engaged in the acquisition, production, exploration and development of crude oil and natural gas.  Our core operating areas include Texas, Louisiana and the Gulf Coast.  The Company controls a large inventory of lower-risk developmental / exploitation locations and higher-risk, high-reward exploration prospects.  The Company leverages its geological and geophysical strengths by acquiring high-quality, operated properties and further enhances an asset's value through field-level cost reduction.  It continually evaluates producing property acquisition opportunities complementary to its core operating areas.  Please visit www.southtexasoil.com for additional information.

Forward-Looking Statements
This press release contains forward-looking information regarding South Texas Oil Company that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of the Company’s management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

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[Condensed Financial Statements and Operating Tables Accompany This News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-K dated March 30, 2009.

SOUTH TEXAS OIL COMPANY
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2008	2007
ASSETS
Current Assets
Cash and equivalents	$4,254,642	$2,186,428
Accounts receivable	3,084,498	4,226,171
Prepaid expenses and other	279,574	4,249
Assets held for sale	9,520,109	-
Total current assets	17,138,823	6,416,848
Property and equipment, net – successful efforts method of
accounting for oil and gas properties	47,306,666	51,713,271
Debt issuance costs, net of amortization	3,456,094	5,298,274
Total Assets	$67,901,583	$63,428,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable, trade	$7,628,453	$1,564,243
Other payables, accrued liabilities and advances received	1,598,994	3,349,067
Current maturities of notes payable and long-term debt	17,146,710	1,404,185
Current maturities of notes payable, related parties	25,325,341	17,067
Current portion of deferred liability	1,000,000	-
Total current liabilities	52,768,811	6,455,184
Noncurrent Liabilities
Notes payable and long-term debt	727,128	24,986,861
Asset retirement obligation, net of current portion	948,821	801,941
Deferred liability, net of current portion	500,000	-
Total noncurrent liabilities	2,175,949	25,788,802

Stockholders' equity	12,956,823	31,184,407

Total Liabilities and Stockholders' Equity	$67,901,583	$63,428,393

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-K dated March 30, 2009.

SOUTH TEXAS OIL COMPANY
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenues
Oil and gas sales	$1,381,630	$2,884,689	$9,259,130	$5,351,595
Drilling services	-	(579,000)	-	341,312
Total revenues	1,381,630	2,305,689	9,259,130	5,692,907

Costs and Expenses
Production expenses	1,105,665	791,315	3,821,758	1,921,091
Production taxes	52,261	239,262	348,649	275,335
Drilling services costs	163,007	(497,582)	263,717	281,051
Exploration expenses	342,387	-	342,387	-
General and administrative expenses	2,283,899	1,310,997	7,897,666	2,092,243
Depreciation, depletion and
Amortization	1,189,803	4,110,628	4,401,913	4,881,975
Total costs and expenses	5,137,022	5,954,620	17,076,090	9,451,695

Income (Loss) from Operations	(3,755,392)	(3,648,931)	(7,816,960)	(3,758,788)

Other Income (Expense)
Interest income	4,236	4,548	21,158	27,929
Loss from derivatives	502,704	-	(4,822,720)	-
Interest expense	(1,502,165)	773,357	(4,218,095)	(967,695)
Debt issuance costs amortization	(869,455)	(1,902,670)	(2,776,834)	(1,902,670)
Loss on conversion of debt	-	-	(112,980)	-
Other income (expense), net	(1,864,680)	(1,124,765)	(11,909,471)	(2,842,436)

Net Loss Before Tax	(5,620,072)	(4,773,696)	(19,726,431)	(6,601,224)

Income tax expense (benefit)		-	-	-

Net Loss	$(5,620,072)	$(4,773,696)	$(19,726,431)	$(6,601,224)

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-K dated March 30, 2009.

SOUTH TEXAS OIL COMPANY
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007

Operating Activities
Net loss	$(5,620,072)	$(4,773,693)	$(19,726,431)	$(6,601,224)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation, depletion and amortization	1,189,803	4,131,028	4,401,913	4,881,975
Amortization of debt issuance costs	869,455	1,050,347	2,776,834	1,902,670
Amortization of deferred stock compensation	1,413,819	286,778	3,322,338	286,778
Amortization of debt discount	99,243	205,345	334,413	205,345
Compensatory common stock and option issuances	133,250	(40,377)	303,800	-
Common stock issued for royalties	-	74,159	-	74,159
Accretion of discount on asset retirement obligation	86,876	-	135,944	-
Loss on conversion of debt to equity	-	-	112,980	-
Loss on sale of other property and equipment	1,799	-	1,889	-
Changes in operating assets and liabilities:	1,030,004	756,057	6,629,176	755,957
Net cash provided (used) in operating activities	(795,823)	1,689,644	(1,707,144)	1,505,660
Net cash used in investing activities	(2,338,784)	(1,496,065)	(9,506,371)	(22,145,848)
Net cash provided by financing activities	(2,339,688)	1,579,228	13,281,729	21,553,466

Net Increase (Decrease) in Cash and Equivalents	(5,464,295)	1,772,807	2,068,214	913,278

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-K dated March 30, 2009.

SOUTH TEXAS OIL COMPANY
PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
(unaudited)

	Years Ended December 31,
	2008	2007
Average net daily production:
Oil (Bbl)	211.1	331.8
Natural gas (Mcf)	421.7	799.1
BOE	281.4	465.0

Total net production:
Oil (Bbl)	77,062	121,096
Natural gas (Mcf)	153,917	291,689
BOE	102,715	169,711

Sales price:
Oil ($/Bbl)	$99.61	$35.99
Natural gas ($/Mcf)	10.32	3.40
Combined ($/BOE)	90.14	31.53